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                                                                    Exhibit 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the drugstore.com, inc. 1998 Stock Plan of our report dated January 18, 2002, with respect to the consolidated financial statements and schedule of drugstore.com, inc. included in its Annual Report (Form 10-K) for the year ended December 30, 2001 filed with the Securities and Exchange Commission.


Seattle, Washington
March 28, 2002







                                              /s/  Ernst & Young LLP
                                              ---------------------------------
                                              ERNST & YOUNG LLP